UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2025
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VALVOLINE INC.
(Exact name of registrant as specified in its charter)
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Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Valvoline Way, Suite 100
Lexington, KY 40509
(Address of Principal Executive Offices)

(859) 357-7777
(Registrant’s telephone number, including area code)
___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.	Entry into a Material Definitive Agreement.
As previously disclosed, on February 17, 2025, Valvoline Inc., a Kentucky corporation ("Valvoline"), OCI Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Valvoline ("Merger Sub"), OC Parent, L.P., a Delaware limited partnership ("HoldCo"), and OC IntermediateCo, Inc., a Delaware corporation and wholly-owned subsidiary of HoldCo ("OC IntermediateCo"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the merger of Merger Sub with and into OC IntermediateCo, with OC IntermediateCo surviving the merger as a wholly-owned subsidiary of Valvoline (the "Merger"). OC IntermediateCo, through its subsidiaries, owns and operates the Breeze Autocare business, including quick lube oil change stores operating under the Oil Changers brand.

As previously disclosed, on April 9, 2025, Valvoline and Greenbriar Equity Group, LP, parent of HoldCo, each received a Request for Additional Information and Documentary Material (the "Second Request") from the U.S. Federal Trade Commission (the "FTC") in connection with the FTC’s review of the Merger. Valvoline continues to have constructive conversations with the FTC regarding a potential path forward to close the Merger.

To provide additional time to work through the Second Request process, on August 11, 2025, Valvoline, Merger Sub, HoldCo and OC IntermediateCo entered into the First Amendment to Agreement and Plan of Merger (the "Amendment") pursuant to which, among other things, the parties have agreed to extend the Termination Date set forth in the Merger Agreement to the later of (i) November 15, 2025 or (ii) the date of Closing, provided all Closing conditions have been satisfied on or prior to November 15, 2025. The Amendment also revises the date of Closing to the fifteenth day (or, if such date is not a business day, then the first succeeding business day thereafter) after all Closing conditions have been satisfied unless another date is agreed to by the parties.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Forward Looking Statements

Certain statements herein, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the proposed transaction to acquire Breeze Autocare, including its Oil Changers stores, the expected timetable for obtaining regulatory approval and completing the proposed transaction, and the benefits and synergies of the proposed transaction; executing on the growth strategy to create shareholder value by driving the full potential in Valvoline’s core business, accelerating network growth and innovating to meet the needs of customers and the evolving car parc; realizing the benefits from acquisitions and refranchising transactions; and future opportunities for the stand-alone retail business; and any other statements regarding Valvoline's future operations, financial or operating results, capital allocation, debt leverage ratio, anticipated business levels, dividend policy, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should,” and “intends,” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections, and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in Valvoline’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of Valvoline’s most recently filed periodic reports on Forms 10-K and 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://www.sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit No.	Description of Exhibit
2.1	First Amendment to Agreement and Plan of Merger by and among Valvoline Inc., OCI Merger Sub Inc., OC Parent, L.P., and OC IntermediateCo, Inc., dated as of August 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.

Date: August 12, 2025	By:	/s/ Julie M. O'Daniel
Julie M. O'Daniel
Senior Vice President, Chief Legal Officer and Corporate Secretary

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